UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 19, 2014

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 340 Durham, NC		27713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 19, 2014, Chimerix, Inc. (the “Company”) hired William Garrett Nichols, M.D., M.S. as the Company’s Chief Medical Officer. The commencement of Dr. Nichols’ employment with the Company was September 2, 2014. A copy of the press release announcing the hiring of Dr. Nichols is attached hereto as Exhibit 99.1.

Dr. Nichols, age 45, joins the Company from ViiV Healthcare, where he was the Head of Global Development. Prior to his tenure at ViiV, Dr. Nichols spent ten years at GlaxoSmithKline leading multiple global antiviral programs in the United States and Europe, including the development and regulatory submissions to the U.S. Food and Drug Administration (the “FDA”) and the European Medicines Agency for the approval of Tivicay and the recent FDA approval of Triumeq. Dr. Nichols spent four years on the faculty of the Fred Hutchinson Cancer Research Center in Seattle, WA, where he was the principal investigator on NIH-funded grants exploring the prevention and treatment of CMV and respiratory virus infections in HCT recipients. Dr. Nichols received his M.D. from Duke University and earned an M.S. in Epidemiology from the University of Washington, where he completed a Fellowship in Infectious Diseases.

In connection with his hiring as the Company’s Chief Medical Officer, Dr. Nichols entered into an offer letter (the “Offer Letter”) detailing the terms of his employment.  Pursuant to the Offer Letter, Dr. Nichols will be entitled to receive a base salary of $390,000 per year, and was granted an initial stock option to purchase up to 90,000 shares of the Company’s common stock (the “Option”), 25% of which will vest on the first anniversary of Dr. Nichols’ start date, and the remainder of which will vest in equal monthly installments thereafter over three years. The Option has an exercise price equal to $24.74 per share, which was equal to the closing price of the Company’s common stock on the date of grant. Dr. Nichols also received a one-time signing bonus of $50,000, plus will be entitled to receive an additional $100,000 if Dr. Nichols remains employed by the Company until September 2, 2015 or if the Company terminates his employment without cause prior to September 2, 2015. In addition to a base salary, Dr. Nichols is entitled to a discretionary annual performance-based cash bonus, with a target bonus equal to 35% of his base salary. Dr. Nichols is also entitled to receive health care coverage under the Company’s medical, vision and dental plans, and can participate in the Company’s 2013 Employee Stock Purchase Plan and 401(k) Plan.

As an executive officer of the Company, Dr. Nichols is entitled to receive the severance and change of control benefits described under the heading “Other Named Executive Officers” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2013.

A copy of the Offer Letter is attached hereto as Exhibit 99.2.

The Company has elected to delay the filing of this Current Report on Form 8-K until its public announcement of Dr. Nichols’ hiring in a press release in reliance on the instruction provided under Item 5.02(c) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated September 4, 2014.
99.2	Employment Offer Letter to William Garrett Nichols, M.D., M.S. dated August 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: September 4, 2014
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated September 4, 2014.
99.2	Employment Offer Letter to William Garrett Nichols, M.D., M.S. dated August 19, 2014.